SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, D. C.  20549

                          FORM 8-K/A

               AMENDMENT TO CURRENT REPORT PURSUANT
                  TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934


  Date of Report (Date of earliest event reported): February 1, 1995


                 Checkpoint Systems, Inc.
  --------------------------------------------------------------
      (Exact name of registrant as specified in its charter)


                       Pennsylvania
 ------------------------------------------------------------
  (State or other jurisdiction of incorporation or organization)



       1-11257                             22-1895850
  --------------------             --------------------------------
(Commission File Number)          (I.R.S. Employer Identification No.)



   101 Wolf Drive, PO Box 188       Thorofare, New Jersey 08086
 ----------------------------------------------------------------------
             (Address of principal executive offices)



                               (609) 848-1800
- ------------------------------------------------------------------------
              (Registrant's telephone number, including area code)


                                         N/A
- -----------------------------------------------------------------------
             (Former name or address, if changed since last report)

  Item 7.   Financial Statements and Exhibits
  ------    ----------------------------------
            Filed herewith as Items 7(a) and (b) to this Form 8-K/A are the required financial statements and proforma financial information relating to the acquisition by Checkpoint Systems, Inc. (the "Registrant") of all of the issued and outstanding capital stock of Alarmex, Inc. ("Alarmex") and a related company, Bayport Controls, Inc. ("Bayport). Such transaction is more fully described in the Current Report on Form 8-K filed by the Registrant on February 15, 1995.

Item 7(a)  Financial Statements of Business Acquired
- ---------  -----------------------------------------

                  INDEX TO FINANCIAL STATEMENTS

I.  ALARMEX, INC. AND SUBSIDIARY AND BAYPORT CONTROLS, INC.
       FINANCIAL STATEMENTS

    Report of Independent Accountants

    Combined Balance Sheet

    Combined Statement of Operations

    Combined Statement of Stockholders' Equity

    Combined Statement of Cash Flows

    Notes to Combined Financial Statements


Item 7(b)  Pro Forma Consolidated Financial Information
- ---------  --------------------------------------------

  I. Introduction to Historical and Pro Forma Consolidated
     Financial Statements

 II. Historical and Pro Forma Consolidated Balance Sheet as of December 25, 1994

III. Notes to Historical and Pro Forma Consolidated Balance
     Sheet as of December 25, 1994

 IV. Historical and Pro Forma Consolidated Statement of Operations For the Year Ended December 25, 1994

  V. Notes to Historical and Pro Forma Consolidated Statement of
     Operations For the Year Ended December 25, 1994

                REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders
Alarmex, Inc. and Subsidiary
  and Bayport Controls, Inc.:

We have audited the accompanying combined balance sheet of Alarmex, Inc. and Subsidiary and Bayport Controls, Inc. (the Companies) as of December 31, 1994, and the related combined statements of operations, stockholders' equity and cash flows for the year then ended. These financial
statements are  the  responsibility of the Companies' management.   Our
responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As discussed in Note 13 to the combined financial statements, the Companies were acquired under stock purchase agreements on February 1, 1995.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Alarmex, Inc. and Subsidiary and Bayport Controls, Inc. as of December 31, 1994, and the combined results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

As discussed in Note 11 to the combined financial statements, Alarmex, Inc. (as a limited partner) has an investment of approximately $125,000 in certain low income housing partnerships. Alarmex, Inc. has utilized tax credits in the amount of approximately $290,000 which arose from this investment. It is alleged that the general partner may have misappropriated limited partner funds previously thought to have been invested in certain low income housing partnerships. Alarmex, Inc. is not presently aware if these allegations, or any consequences arising therefrom, or other matters discussed more fully in
Note 11 will have any impact on its specific partnership investments. Additionally, as also discussed in Note 11, the Internal Revenue Service has made inquiries related to certain defined benefit plan filings of Alarmex, Inc. The ultimate outcome of the above matters cannot presently be determined. Accordingly, no provision for any liability that may result from the resolution of these matters has been made in the accompanying combined financial statements.

COOPERS & LYBRAND L.L.P.
Minneapolis, Minnesota
February 28, 1995

                  ALARMEX, INC. AND SUBSIDIARY
                               AND
                     BAYPORT CONTROLS, INC.

                     COMBINED BALANCE SHEET
                     as of December 31, 1994

          ASSETS
Current assets:
  Cash                                           $  18,290
  Accounts receivable, less allowance
      of $175,860                                4,593,759
  Inventories                                    4,346,136
  Net investment in sales-type leases, current
      portion                                       63,218
  Prepaid pension cost                             218,115
  Prepaid expenses and other current assets        180,049
  Deferred income taxes                            116,000
                                                 ---------
        Total current assets                     9,535,567
                                                 =========

Property and equipment, net                        689,474

Investment in partnerships                         314,882

Intangible and other assets, net                   337,257

Net investment in sales-type leases, noncurrent
    portion                                        145,561

Deferred income taxes                              249,000
                                                 ---------
                                               $11,271,741
                                               ===========


           The accompanying notes are an integral part of the combined financial statements.

                  ALARMEX, INC. AND SUBSIDIARY
                               AND
                     BAYPORT CONTROLS, INC.

                     COMBINED BALANCE SHEET
                     as of December 31, 1994

   LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Revolving line of credit                          $ 1,997,491
  Current maturities of long-term debt                  923,275
  Current maturities of capital lease obligations        77,534
  Accounts payable                                    2,547,903
  Accrued payroll, benefits and related taxes           312,049
  Accrued warranty expense                              144,000
  Other accrued expenses                                541,310
  Current portion of deferred compensation               30,000
  Income taxes payable                                  419,984
  Deferred revenue                                      982,593
  Due to stockholder                                     81,443
                                                      ---------
        Total current liabilities                     8,057,582

Long-term portion of deferred compensation              240,000

Capital lease obligations, net of current
    maturities                                          171,226

Safe harbor lease liability                              22,154

Commitments and contingencies

Stockholders' equity:
  Common stock, Alarmex, Inc., $10 par value;
      2,500 shares authorized; 900 shares issued
      and outstanding                                     9,000
  Common stock, Bayport Controls, Inc., $.01 par
      value; 1,000,000 shares authorized, 1,000
      shares issued and outstanding                          10
  Retained earnings                                   2,771,769
                                                     ----------
        Total stockholders' equity                    2,780,779
                                                     -----------
                                                    $11,271,741
                                                    ===========


           The accompanying notes are an integral part of the combined financial statements.

                  ALARMEX, INC. AND SUBSIDIARY
                               AND
                     BAYPORT CONTROLS, INC.

                COMBINED STATEMENT OF OPERATIONS
              for the year ended December 31, 1994

Revenues:
  Installation                                  $16,939,551
  Service                                         3,606,212
  Monitoring                                      2,131,680
                                                 ----------
        Total revenues                           22,677,443

Cost of revenues:
  Installation                                   10,053,465
  Service                                         1,870,390
  Monitoring                                      1,067,100
                                                 ----------
        Total cost of revenues                   12,990,955

        Gross margin                              9,686,488


Selling, general and administrative expenses      8,169,431
                                                 ----------
        Income from operations                    1,517,057

Other income (expense):
  Interest income                                    26,821
  Interest expense                                 (254,855)
  Other                                              (3,876)
                                                  ----------
        Income before income taxes                1,285,147
Provision for income taxes                          278,000
                                                 ----------
          Net income                            $ 1,007,147
                                                ===========

           The accompanying notes are an integral part of the combined financial statements.

                  ALARMEX, INC. AND SUBSIDIARY
                               AND
                     BAYPORT CONTROLS, INC.

           COMBINED STATEMENT OF STOCKHOLDERS' EQUITY for the year ended December 31, 1994

                         Alarmex, Inc.        Bayport Controls, Inc.
                         --------------  -------------------------------
                                Par              Par    Retained
                        Shares  Value    Shares  Value  Earnings    Total
                        ------ ------    ------  -----  ---------   ---------
Balances at
 December 31, 1993       900   $9,000    1,000   $10    $2,170,228  $2,179,238

Net income for 1994        -        -        -     -     1,007,147   1,007,147

Distribution to
 stockholder               -        -        -     -      (405,606)   (405,606)
                         ---   ------    -----   ---     ----------  ----------

Balances at
 December 31, 1994       900   $9,000    1,000   $10    $2,771,769  $2,780,779
                         ===   ======    =====   ===    ==========  ==========

           The accompanying notes are an integral part of the combined financial statements.

                 ALARMEX, INC. AND SUBSIDIARY
                               AND
                     BAYPORT CONTROLS, INC.
                COMBINED STATEMENT OF CASH FLOWS
              for the year ended December 31, 1994

Cash flows from operating activities:
  Net income                                             $ 1,007,147
  Adjustments to reconcile net income to net cash
      used in operating activities:
    Depreciation and amortization                            421,184
    Provision for uncollectible accounts receivable           86,000
    Provision for inventory valuation allowance               75,000
    Partnership investment income                             (4,500)
    Interest on due to stockholder balance, Bayport            9,579
    Deferred income taxes                                   (176,000)
    Changes in operating assets and liabilities:
      Accounts receivable                                   ( 41,281)
      Inventories                                         (1,028,625)
      Prepaid expenses and other                              27,038
      Accounts payable                                    (1,930,821)
      Accrued expenses                                       281,021
      Income taxes payable                                    75,150
      Deferred revenues                                      300,110
      Deferred compensation                                 ( 30,000)
                                                          ----------
        Net cash used in operating activities             (  928,998)
                                                          ----------
Cash flows from investing activities:
  Proceeds from investments sold                              14,545
  Purchase of property and equipment                        (230,760)
  Proceeds from sales-type leases                             77,265
                                                          ----------
        Net cash used in investing activities              ( 138,950)
                                                          ----------
Cash flows from financing activities:
  Proceeds from borrowings under revolving line
      of credit                                            2,716,067
  Payments on revolving line of credit                    (2,468,576)
  Principal payments of long-term debt                      (367,638)
  Increase in Alarmex cash overdraft                       1,294,688
  Payment of capital lease obligations                       (60,011)
  Safe harbor lease payments                                 (23,979)
  Advance to stockholder                                   ( 124,600)
                                                         -----------
        Net cash provided by financing activities            965,951
                                                         -----------
Net decrease in cash                                        (101,997)
Cash at beginning of year                                    120,287
                                                         -----------
Cash at end of year                                      $    18,290
                                                         ===========
Supplemental information:
  Interest paid                                             $238,686
Income taxes paid                                            311,808

           The accompanying notes are an integral part of the combined financial statements.

                  ALARMEX, INC. AND SUBSIDIARY
                               AND
                     BAYPORT CONTROLS, INC.

             NOTES TO COMBINED FINANCIAL STATEMENTS

1.   Nature of Business and Significant Accounting Policies:
     ------------------------------------------------------

     NATURE OF BUSINESS:
     ------------------
     Alarmex, Inc. is engaged in selling and installing, monitoring and servicing electronic security systems for both commercial and residential applications. Bayport Controls, Inc. manufactures equipment for electronic surveillance systems used primarily in commercial operations.

     COMBINATION:
     -----------
     The combined financial statements include the accounts of Alarmex, Inc. and its wholly owned subsidiary (Alarmex), and the accounts of an affiliated entity, Bayport Controls, Inc. (Bayport). All significant intercompany balances and transactions have been eliminated in combination.

     INVENTORIES:
     -----------
     Inventories are stated at the lower of cost or market, with cost determined using the first-in, first-out method (FIFO).

     EQUIPMENT LEASING TRANSACTIONS:
     ------------------------------
     Alarmex leases certain products to customers under noncancellable sales-type leases. Such agreements generally provide for monthly equipment rental payments for a period of three to five years with an option to renew. The aggregate lease payments receivable and estimated equipment residual value are recorded at the inception of the lease. The difference between the aggregate and the present value of these two components is treated as unearned interest income and is recognized over the initial term of the lease using the effective interest method. The present value of the aggregate lease payments is currently recorded as installation revenue.

     PROPERTY AND EQUIPMENT:
     ----------------------
     Property and equipment are stated at cost and are depreciated using the straight-line method over estimated useful lives of primarily five to seven years.

     Maintenance and repairs which do not improve or extend the life of the respective assets are expensed as incurred. The cost and related accumulated amortization of assets sold or disposed of are removed from the accounts and the resulting gain or loss is included in the results of operations.

                  ALARMEX, INC. AND SUBSIDIARY
                               AND
                     BAYPORT CONTROLS, INC.

        NOTES TO COMBINED FINANCIAL STATEMENTS, Continued

 1.  Nature of Business and Significant Accounting Policies, continued:
     ------------------------------------------------------

     INVESTMENT IN PARTNERSHIPS:
     --------------------------
     Alarmex has invested in low income housing partnership units. These investments generate tax credits which are used to offset taxable income. The investments are accounted for on the equity method of accounting.

     INTANGIBLE AND OTHER ASSETS:
     ---------------------------
     The excess of cost over net assets of the business acquired (goodwill) is being amortized on a straight-line basis over a 15-year period. Other assets consist primarily of a noncompete agreement and other acquisition-related assets, which are being amortized over the estimated useful lives of two to three years, using the straight-line method. These acquisition-related assets arose from the June 1993 purchase of the assets of Alert Alarms, Inc., a residential security service provider.

     REVENUE RECOGNITION:
     -------------------
     Revenue from the installation and servicing of electronic security systems is recognized upon completion of the job. Cost incurred in connection with the installation of security systems prior to the completion of the job are accumulated in work-in- process inventory. Revenue from alarm monitoring is recognized in the period that services are rendered. Deferred revenue represents billings in advance of monitoring services being rendered.

     PROVISION FOR WARRANTY CLAIMS:
     -----------------------------
     Estimated warranty costs are recognized at the time of sale of warranted products.

     INCOME TAXES:
     ------------
     Deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year end based on enacted tax laws and statutory tax rates applicable to the periods in which differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable for the period and the change during the period in deferred tax assets and liabilities.

                  ALARMEX, INC. AND SUBSIDIARY
                               AND
                     BAYPORT CONTROLS, INC.

        NOTES TO COMBINED FINANCIAL STATEMENTS, Continued

 1.  Nature of Business and Significant Accounting Policies, continued:
     ------------------------------------------------------

     INCOME TAXES, continued:
     -------------
     Bayport has elected, under the Internal Revenue Code, to be an S Corporation. Therefore, no provision (benefit) or liability
     (receivable) for federal or state income taxes has been included in these financial statements related to Bayport.


 2.  Selected Financial Statement Information:
     ----------------------------------------
     Inventories:
       Raw materials                    $2,784,758
       Work-in-process                   1,636,378
                                         ---------
                                         4,421,136
       Less valuation allowance             75,000
                                         ---------
                                        $4,346,136
                                        ==========

     Property and equipment:
       Furniture and fixtures              177,025
       Equipment                           829,773
                                         ---------
                                         1,006,798
       Less accumulated depreciation and
           amortization                    317,324
                                         ---------
                                        $  689,474
                                        ==========
     Intangible and other assets:
       Goodwill                            100,000
       Noncompete                          300,000
       Other assets, primarily monitoring
         contracts                         475,000
                                         ---------
                                           875,000
       Less accumulated amortization       537,743
                                         ---------
                                        $  337,257
                                        ==========

                  ALARMEX, INC. AND SUBSIDIARY
                               AND
                     BAYPORT CONTROLS, INC.

     NOTES TO COMBINED FINANCIAL STATEMENTS, Continued

     SUPPLEMENTAL CASH FLOW DISCLOSURE:
     ---------------------------------
     During 1994, Alarmex entered into capital leases in the amount of $307,379 for computer and office equipment. Also during 1994, Bayport's retained earnings were distributed out through an increase in the due to stockholder balance.

     STATEMENT OF OPERATIONS:
      -----------------------
     Included in selling, general and administrative expenses is approximately $213,000 of research and development costs.

 3.  Net Investment in Sales-Type Leases:
     -----------------------------------
     During 1994, Alarmex executed $189,097 of sales-type leases.

     The net investment in sales-type leases consisted of the following at December 31, 1994:

     Amounts to be received in:
                                               1995   $ 91,088
                                               1996     74,531
                                               1997     51,795
                                               1998     37,034
                                               1999     16,348
                                                       -------
     Total minimum lease payments receivable           270,796

     Less unearned finance interest (rates ranging
         from 15% to 20%)                               62,017
                                                       -------
     Net investment in sales-type leases               208,779
     Less current portion                               63,218
                                                      --------
     Long-term portion                                $145,561
                                                      ========

 4.  Revolving Line of Credit Agreement:
     ----------------------------------
     Alarmex has a revolving line of credit agreement providing for advances of up to $2,000,000, collateralized by substantially all assets of the Company. Borrowings under this revolving line of credit are personally guaranteed by a stockholder of Alarmex. The available line is based on 70% of eligible accounts receivable from installation billings and 50% of certain inventories. Amounts outstanding under this agreement are

                  ALARMEX, INC. AND SUBSIDIARY
                               AND
                     BAYPORT CONTROLS, INC.

        NOTES TO COMBINED FINANCIAL STATEMENTS, Continued

     due on demand and bear interest, payable monthly, at the bank's reference rate plus 1.75% (the reference rate was 8.5% at December 31, 1994). The revolving line of credit agreement, as amended in November 1994, contains customary covenants, which include minimum tangible net worth, working capital and current ratio requirements. The agreement expired in February 1995. The acquiring company (Note 13) paid off the outstanding balance on this line of credit in February 1995.

 5.  Long-Term Debt:
      --------------
     Long-term debt consists of the following:

     Note payable, to same bank as revolving line
        of credit:  Payable in monthly installments
          of $20,779, including principal and
        interest computed at the bank's reference
        rate plus 2.5%, balance due August 10,
        1998.                                                 $783,360
     Note payable, to same bank as revolving line
        of credit:  Payable in quarterly principal
          payments of $10,000 through June 30,
          1997.  The note bears interest at the bank's
         reference rate plus 2.25%; interest is
         payable in monthly installments through
         September 30, 1997.                                   120,000
     Other notes payable                                        19,915
                                                              --------
                                                              $923,275
                                                              ========
     The notes payable, bank, were paid off by the acquiring company in February 1995 and the other notes payable were paid off pursuant to their terms as of February
     28, 1995. Accordingly, these obligations are classified as current as of December 31, 1994.

 6.  Leases:
     ------
     The Companies lease office, warehouse facilities and certain equipment under noncancellable operating leases expiring at various dates through 1998. The facilities leases include provisions for paying a pro rata share of the lessor's operating costs and certain other expenses applicable to the leased premises, and contain certain renewal options as defined in the leases. Rent expense under all leases was approximately $472,000 for the year ended 1994.

     The Companies also lease certain equipment under capital leases. Interest on these leases ranges from 5.3% to 17.4%. Certain capital leases contain bargain purchase options or the

                  ALARMEX, INC. AND SUBSIDIARY
                               AND
                     BAYPORT CONTROLS, INC.

        NOTES TO COMBINED FINANCIAL STATEMENTS, Continued

 6.  Leases, continued:
     ------
     option to purchase equipment at its fair market value at the end of the lease term. Total capital leases are as follows:

     Office equipment                          $307,379
     Less accumulated depreciation               19,003
                                               --------
                                               $288,376
                                               ========

     Future minimum lease payments under these capital and operating leases are as follows:

                                            Capital     Operating
                                            Leases       Leases
                                            -------     ---------
               1995                         $110,396     $333,679
               1996                           96,396      228,670
               1997                           96,396      118,232
               1998                           58,121       78,947
               1999                              412
                                             -------      -------
                                             361,721     $759,528
     Less amount representing interest       112,961     ========
                                             -------
     Present value of minimum lease payments 248,760

     Less current portion                     77,534
                                            --------
                                            $171,226
                                            ========

 7.  Income Taxes:
     ------------
     The components of the income tax provision for the year ended December 31, 1994, is as follows:

     Current:
       Federal                                 $347,000
       State                                    107,000
     Deferred                                 (176,000)
                                              ---------
                                              $ 278,000
                                              =========

                  ALARMEX, INC. AND SUBSIDIARY
                               AND
                     BAYPORT CONTROLS, INC.

        NOTES TO COMBINED FINANCIAL STATEMENTS, Continued

 7.  Income Taxes, continued:
     ------------
     The effective tax rate varies from the statutory federal income tax rate for the following reasons:

     Statutory rate                               34.0%
     Effect of combination with
          affiliated S Corporation               (13.2)
     State income taxes, net of federal benefit    5.3
     Officers' life insurance                      2.9
     Low income housing tax credits               (7.3)
     Other                                         (.1)
                                                 ------
     Effective tax rate                           21.6%
                                                 ======

     Deferred income tax assets result primarily from future deductible temporary differences related to deferred compensation recognized for financial reporting purposes that is not recognized for tax reporting purposes, allowances for bad debts, inventory valuation allowances and warranty reserves established for financial reporting purposes, and amortization period differences between financial reporting and tax reporting for acquisition-related assets.

     Management expects that Alarmex will fully realize the benefits attributable to these future deductible temporary differences through carrybacks against taxes paid in prior years. Therefore, no valuation allowance has been recorded at December 31, 1994, related to the deferred tax assets.

 8.  Safe Harbor Lease:
     -----------------
     During 1987, Alarmex purchased all of the outstanding capital stock of B-T Leasing Company (B-T). B-T's assets and related liabilities consist primarily of equipment leases and future tax payments with a net present value of approximately $22,154 at December 31, 1994. Estimated payments for the tax effects of the safe harbor leases are as follows:

                    1995                        $38,258
                    1996                         47,789
                    1997                         59,964

                  ALARMEX, INC. AND SUBSIDIARY
                               AND
                     BAYPORT CONTROLS, INC.

        NOTES TO COMBINED FINANCIAL STATEMENTS, Continued

9.   Defined Benefit Pension Plan:
     ----------------------------
     On February 15, 1995, the Board of Directors of Alarmex authorized the termination of the Company's noncontributory defined benefit plan with all participants under the plan vesting 100% in their respective accrued benefit as of this date. Plan benefits were frozen as of December 31, 1994. The defined benefit plan covered all employees who met specified age and service requirements. Alarmex's policy was to annually fund pension cost accrued. Plan assets consist primarily of direct investments in equity instruments, as well as money market assets.

     Components of the net periodic pension cost and other information reflects this benefit freeze and the corresponding curtailment under Statement of Financial Accounting Standards No. 88. The estimated settlement loss to be recognized subsequent to 1994 is approximately $218,000.

     Components of net periodic pension cost, funded status and other information, computed for the year ended December 31, 1994 is as follows:

     Service cost                                       $   95,932
     Interest cost                                          78,133
     Actual return on assets                               (55,652)
     Net amortization and deferral                            (378)
                                                        -----------
     Net periodic pension cost                             118,035

     Recognition of prior service cost due to
         curtailment                                       (21,918)
                                                       -----------
                                                        $   96,117
                                                        ==========
     Actuarial present value of benefit obligations:
       Vested accumulated benefit obligations           $1,146,728
                                                        ==========

       Projected benefit obligation                      1,146,728

     Plan assets at fair value                           1,147,284
                                                        ----------
     Plan assets in excess of projected benefit
         obligation                                            556

     Add:
       Unrecognized net loss                               217,559
                                                        ----------
     Net prepaid pension cost                           $  218,115
                                                        ==========

     ----------------------------
     The projected benefit obligation was determined using an assumed discount rate of 7.26% for 1994 and an assumed rate of increase in future compensation levels of 4.5%. The expected long-term rate of return on plan assets was 8% for 1994.


10.  Deferred Compensation:
     ---------------------
     During 1993, Alarmex agreed to pay a retired employee/stockholder $300,000, under a deferred compensation agreement. The terms of the agreement require payment of $30,000 per year through 2003.

11.  Contingencies:
     -------------
     During 1994, certain of the low income housing projects that Alarmex has invested in as a limited partner have moved into liquidation proceedings as a result of insolvency of the general partner. At December 31, 1994, approximately $125,000 is recorded as the carrying value for the projects in liquidation. Additionally, Alarmex has previously reduced its tax liability by utilizing approximately $290,000 in tax credits. It is currently alleged that the general partner misappropriated funds previously thought to have been invested in certain low income housing projects. Alarmex is not presently aware of whether these allegations, or any consequences arising therefrom, will have any impact on its specific partnership investments. As a result, Alarmex is currently uncertain as to what claim, if any, it may have in the ultimate liquidation proceeds, as well as to the ultimate realization of the tax credits previously taken. Accordingly, no provision for any loss that may result from resolution of this matter has been made in the combined financial statements.

     There are also other claims and uncertainties related to Alarmex, including an IRS inquiry related to certain defined benefit plan filings. Management is unable to determine the potential outcome associated with this claim and, accordingly, has not recognized any liability.

                  ALARMEX, INC. AND SUBSIDIARY
                               AND
                     BAYPORT CONTROLS, INC.

        NOTES TO COMBINED FINANCIAL STATEMENTS, Continued


12.  Major Customers:
     ---------------
     For the year ended December 31, 1994, one customer accounted for approximately 34% of total revenue. Four other customers accounted for approximately 33% of total revenue, but none of these customers individually was in excess of 10% of total revenue.

13.  Acquisition:
     -----------
     On February 1, 1995, Alarmex sold all of its stock in exchange for $10,000,000 and Bayport sold its stock in exchange for 200,717 shares of common stock of the acquiring company, Checkpoint Systems, Inc. Of the cash consideration, $7,000,000 was paid to Alarmex on closing and $3,000,000 was transferred to an escrow account. The amount held in escrow is subject to adjustment, based upon a final determination of the combined stockholders' equity of Alarmex and Bayport as of December 31, 1994. The parties have until March 10, 1995, to deliver a letter to the escrow agent signed by each of them setting forth the amount of stockholders' equity and the amount of the adjustment to the purchase price, if any. If the parties cannot agree, the determination of stockholders' equity is subject to arbitration proceedings.

     The stock purchase agreements contain indemnity provisions, including a provision that any breach of any representations and warranties by either the seller or the buyer will result in indemnification payments to the extent the damages, as a result of these breaches, exceeds $100,000. This $100,000 amount does not apply to any claims related to the low income housing investments reported on the balance sheet. The indemnity provisions generally expire 18 months after the closing date.

              HISTORICAL AND PRO FORMA CONSOLIDATED
        FINANCIAL STATEMENTS OF CHECKPOINT SYSTEMS, INC.
                AND ALARMEX, INC. AND SUBSIDIARY
                   AND BAYPORT CONTROLS, INC.

The following pro forma consolidated financial statements of Checkpoint Systems, Inc. have been prepared to reflect the following transaction:

     1. The acquisition of 100% of the outstanding common stock of Alarmex, Inc. And Subsidiary and Bayport Controls, Inc.

The pro forma balance sheet is prepared as if all of the transactions occurred as of December 25, 1994. The pro forma statements of operations are prepared as if the transaction occurred as of the beginning of the periods presented.

     The pro forma consolidated financial statement of operations does not purport to represent what Checkpoint's results of operations for the period would actually have been had the consummated transaction in fact occurred on the aforementioned dates, or to project Checkpoint's results of operations for any future periods. The pro forma adjustments are based upon available information and upon certain assumptions that management believes are reasonable under the circumstances. These adjustments are directly attributable to the consummated transaction and are expected to have a continuing impact on the financial position and results of operations of Checkpoint Systems, Inc.

The pro forma consolidated financial statements of operations should be read in conjunction with Checkpoint's Financial Statements, including notes thereto.

                    CHECKPOINT SYSTEMS, INC.

       HISTORICAL AND PRO FORMA CONSOLIDATED BALANCE SHEET
                     AS OF DECEMBER 25, 1994

                                Historical
                                -------------------   Pro forma
                                Checkpoint  Alarmex   Adjustments  Proforma
                                ----------  -------   -----------  --------
                                             (in thousands)
Current Assets
- --------------
 Cash                           $    944    $    18   $  2,105(1)  $  3,067
 Accounts receivable, net         33,290      4,594                  37,884
 Inventories                      29,486      4,346      1,304(2)    35,136
 Other current assets              4,385        462                   4,847
 Deferred income taxes             1,117        116                   1,233
                                  ------      -----     ------       ------
 Total Current Assets             69,222      9,536      3,409       82,167
                                  ------      -----      -----       ------
Property, plant and
 equipment, net of
 accumulated depreciation         36,799        689                  37,488

Excess of purchase price
 over fair value of net
 assets acquired                  10,120          -      9,413(2)    19,533

Investment in partnerships             -        315                     315

Intangibles                        5,826        337                   6,163

Deferred taxes, net of
 valuation allowances                  -        249                     249

Other assets                       5,958        146                   6,104
                                 -------     ------     ------      -------
Total Assets                    $127,925    $11,272    $12,822     $152,019
                                 =======     ======     ======      =======

   See accompanying notes to pro forma consolidated financial statements.

                    CHECKPOINT SYSTEMS, INC.

       HISTORICAL AND PRO FORMA CONSOLIDATED BALANCE SHEET
                     AS OF DECEMBER 25, 1994

                                 Historical
                              -------------------   Proforma
                              Checkpoint   Alarmex  Adjustments  Proforma
                              ----------   -------  -----------  ---------
                                          (in thousands)
Current Liabilities
- -------------------
Accounts payable                10,064      2,548                 12,612
 Accrued Compensation            2,635        342                  2,977
 Income taxes                    2,223        420                  2,643
 Unearned revenues               3,357        983                  4,340
 Other current liabilities       4,810        686                  5,496
 Short-term borrowings and
 current portion long term       6,706      3,079    (2,895)(3)    6,890
                                ------      -----     ------      ------
Total Current Liabilities       29,795      8,058    (2,895)      34,958

Long term debt, less current
 maturities                     35,556        433     15,000(3)   50,989

Deferred income taxes            1,271          -                  1,271
(in thousands)

Shareholders' Equity
 Preferred stock, no par value
 Common stock, par value         1,128          9         11(4)    1,148
 $.10 per share
 Additional capital             21,592                 3,478(4)   25,070
 Retained earnings              46,789      2,772     (2,772)(2)  46,789
 Common stock in treasury      ( 5,664)                           (5,664)
Foreign currency
   adjustment                  ( 2,542)         -                 (2,542)
                               --------    ------     ------      -------
 Total shareholders'
   equity                      $61,303    $ 2,781   $    717     $64,801
                               -------    ------     ------      -------

Total Liabilities and
 Shareholders' Equity         $127,925    $11,272    $12,822    $152,019
                               =======     ======     ======     =======

See accompanying notes to pro forma consolidated financial statements.

                     CHECKPOINT SYSTEMS, INC.
              NOTES TO THE HISTORICAL AND PRO FORMA
                   CONSOLIDATED BALANCE SHEET
                     AS OF DECEMBER 25, 1994


(1) Reflects the issuance of a $15.0 million eight-year note at an interest rate of 9.35% (the "9.35% Note") less (i) payment of $10.0 million as the cash portion of the purchase price for Alarmex and (ii) repayment of $2.9 million of Alarmex debt.

(2) Reflects purchase accounting adjustments as a result of the Alarmex Acquisition as follows:
     Step-up in basis of Alarmex inventories           $1.3 million
     Increase in goodwill in connection
     with the purchase of Alarmex                      $9.4 million
     Elimination of the retained earnings of Alarmex   $2.8 million

(3) Reflects (i) the issue of the 9.35% Note ($15.0 million), (ii) repayment of $2.0 million of Alarmex revolving line of credit; and (iii) repayment of $.9 million of Alarmex current maturities of long-term debt.


(4) Reflects the (i) issuance of 200,717 shares of Common Stock as the stock portion of the purchase price (valued at a price of $17.43 per share) and (ii) elimination of the stated value of Alarmex common stock.

                    CHECKPOINT SYSTEMS, INC.
       HISTORICAL AND PRO FORMA CONSOLIDATED STATEMENT OF
                           OPERATIONS
                     AS OF DECEMBER 25, 1994

                           Historical
                           --------------------   Proforma
                           Checkpoint   Alarmex   Adjustments   Proforma
                           ----------   -------   -----------   --------
                                          (in thousands)
Net revenues               $128,331     $22,677   $             $151,008

Cost of revenues             66,360      12,991         -(1)      79,351
                           --------    --------    --------     --------
Gross profit                 61,971       9,686                   71,657

Selling, general and
 administrative expenses     50,243       8,169       528(2)      58,940

 Operating income            11,728       1,517      (528)        12,717

Interest expense, net         2,589         228     1,190(3)       4,007

Other expense                   762           4                      766
                             ------       -----    ------         ------
   Income before income tax   8,377       1,285    (1,718)         7,944

Income taxes                  2,094         278    (  428)(4)      1,944
                             ------       -----    -------        ------
   Net earnings               6,283       1,007    (1,290)       $ 6,000
                             ======       =====    =======        ======
Net earnings per share       $  .58                              $   .55
                             ======                              =======

Weighted average number
  of common and common
  equivalent shares          10,806                   201(5)      11,007
                             ======                ======         =======

                    CHECKPOINT SYSTEMS, INC.
                          NOTES TO THE
       HISTORICAL AND PRO FORMA CONSOLIDATED STATEMENT OF
                           OPERATIONS
                     AS OF DECEMBER 25, 1994


(1)  The step-up in inventories of approximately $1.3 million described in
     Note 2 to the Pro Forma Combined Balance Sheet Data is expected to be included in fiscal year 1995 Cost of revenues, and therefore, is excluded from the Pro Forma Consolidated Statement of Operations Data.


(2) Reflects the increase in amortization of goodwill (over a 20-year period) in connection with the Alarmex Acquisition as if the acquisition had occurred on December 27, 1993.


(3) Reflects the increase in interest expense due to the issue of the 9.35% Notes offset by the reduction in interest expense due to the repayment of Alarmex debt.

                                                 Fiscal Year
                                                    1994
                                                (in thousands)
                                                -------------
     Interest on 9.35% Notes                      $ 1,403
     Interest on Alarmex debt                       (  213)
                                                  --------
      Total                                       $ 1,190
                                                  ========

(4) Reflects the change in the provision for income taxes as a result of the proforma adjustments. Such adjustments were based on the combined effective federal and state tax rate of 36%, however, no deduction was taken for the amortization of the goodwill acquired as this amount is not deductible.

(5) Reflects the issuance of 200,717 shares of Common Stock as the stock portion of the purchase price.

                            Signature
                            ---------

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 16, 1995

Checkpoint Systems, Inc.

BY:
    --------------------------
   Mitchell T. Codkind
   Corporate Controller and
   Chief Accounting Officer